Exhibit 99.2

MidCap Financial Investment Corporation Announces Merger Agreements with

Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc.

Transaction Provides Financial and Strategic Benefits to All Shareholders

Creates a Larger, More Scaled BDC Focused on Middle Market Direct Lending

Combined Company Will Have Approximately $3.4 Billion of Total Investments

and $1.4 Billion of Net Assetsi

New York, NY – November 7, 2023 – MidCap Financial Investment Corporation (NASDAQ: MFIC), Apollo Senior Floating Rate Fund Inc. (NYSE: AFT) and Apollo Tactical Income Fund Inc. (NYSE: AIF) (AFT and AIF, together, the “CEFs”) today announced that they have entered into separate definitive agreements pursuant to which AFT and AIF will merge with and into MFIC (the “Mergers” or the “Transactions”), subject to certain shareholder approvals and customary closing conditions. MFIC is a publicly traded business development company (“BDC”) managed by an affiliate of Apollo Global Management Inc. (“Apollo”, NYSE: APO), and the CEFs are publicly traded closed-end management investment companies also managed by an affiliate of Apollo.ii Under the terms of the merger agreements, MFIC will be the surviving entity and will continue to operate as a BDC and trade on the NASDAQ Global Select Exchange under the ticker symbol “MFIC.” MFIC’s investment strategy will continue to focus on first lien floating rate loans to middle market companies, primarily sourced by MidCap Financial,iii a leading middle market lender. All current MFIC officers and directors will remain in their current positions.

Under the terms of the merger agreements, shareholders of the CEFs will receive an amount of newly issued shares of MFIC common stock based on the ratio of the net asset value (“NAV”) per share of the applicable CEF divided by the NAV per share of MFIC, each determined shortly before the closing of each Merger (the “Exchange Ratios”).iv Assuming both Mergers close, the estimated pro forma post-merger shareholder ownership is approximately 69% for current MFIC shareholders, 16% for current AFT shareholders, and 15% for current AIF shareholders.v In addition, in consideration of the closing of each Merger, following the closing of the Merger, an affiliate of Apollo will make a special cash payment of $0.25 per share to each AFT or AIF shareholder of record as of the closing date of the applicable transaction.vi In addition, following the closing of the Merger(s), as applicable, MFIC will pay a cash dividend of $0.20 per share. The exact record date for the $0.20 per share special dividend will be determined by the MFIC Board of Directors based upon the timing of the closings of the Merger(s).vii

Mr. Howard Widra, MFIC’s Executive Chairman, said “We are excited to announce a transformative merger of AFT and AIF with MFIC, which we believe will create a stronger combined company. We look forward to realizing the benefits of a larger combined company, including enhanced returns for all shareholders, greater scale, and enhanced portfolio diversification. We also believe that a larger combined company may improve market visibility and lead to increased market value for its shareholders.”

Key Transaction Highlights

•

Accretive to Return on Equity and Net Investment Income Per Share: The Mergers are expected to be accretive to net investment income per share for all shareholders reflecting operational synergies from the elimination of duplicative expenses, the ability to grow the CEFs’ portfolios through additional leverage, and the proposed rotation in the ordinary course of the CEFs’ lower yielding liquid assets into first lien middle market loans sourced by MidCap Financial.

•

Special Cash Payment to CEF Shareholders: In consideration of the closing of each Merger, following the closing of the Merger, an affiliate of Apollo will make a special cash payment of $0.25 per share to each AFT or AIF shareholder of record as of the closing date of the applicable transaction.vi

•

Special Cash Dividend to Shareholders: Following the closing of the Merger(s), as applicable, MFIC will pay a cash dividend of $0.20 per share. The exact record date for the $0.20 per share special dividend will be determined by the MFIC Board of Directors based upon the timing of the closings of the Merger(s).vii

•

Additional Investing Capacity: The Mergers are expected to unlock approximately $330 million of incremental asset capacity due to MFIC’s lower minimum asset coverage requirement relative to those of the CEFs.viii

•	Enhanced Scale: The combined company is expected to have total investments of approximately $3.4 billion and net assets of approximately $1.4 billion.[i]

•

Seamless Portfolio Rotation: Affiliates of Apollo manage MFIC, AFT, and AIF, which mitigates the diligence concerns typically associated with mergers of unaffiliated entities. The CEFs’ portfolios are primarily comprised of liquid assets that are owned throughout the Apollo platform, which will help facilitate a seamless rotation in the ordinary course into directly originated assets that align with MFIC’s investment strategy.

•	Improved MFIC Portfolio Metrics: The pro forma portfolio will have a higher exposure to directly originated loans with more individual borrowers.

•	Enhanced Stock Liquidity: The larger market capitalization following the completion of the Mergers may result in greater secondary market trading liquidity and increased equity research coverage.

•	Improved Access to Capital: As a larger entity, the combined company is expected to have better access to capital, including the potential for better pricing and more favorable terms.

•

Transaction Expense Reimbursement: All merger-related expenses will be reimbursed by an affiliate of Apollo for each successful transaction. A portion of the merger-related expenses of AFT or AIF, as applicable, will be reimbursed by an affiliate of Apollo, if the respective transaction is not successful; the remainder will be borne by AFT or AIF, as applicable. In addition, a portion of the merger-related expenses of MFIC will be reimbursed by an affiliate of Apollo if neither transaction is successful; the remainder will be borne by MFIC.

The Transactions, which are intended to be treated as tax-free reorganizations, are subject to various approvals of MFIC, AFT, and AIF shareholders, which will be described in further detail in the Joint Proxy Statement and Registration Statement (each as defined below), which will be filed in the coming weeks, and other customary closing conditions. Assuming satisfaction of these conditions, the Transactions are expected to close in the first half of 2024. Each Merger will not be contingent on the other, and MFIC may merge with only one of the CEFs if shareholder approval is not received for both sets of CEF shareholders. Prior to the anticipated closings of the Mergers, MFIC, AFT, and AIF intend to operate in the normal course including declaring regular distributions.ix

The CEFs’ existing indebtedness will be repaid by MFIC contemporaneously with the closings of the Mergers.

To aid in the analysis of the Transactions, the Boards of Directors of MFIC and the CEFs each established a special committee, consisting solely of certain of their respective independent directors. The Boards of Directors of MFIC and the CEFs, on the recommendation of their respective special committees, have unanimously approved the Transactions.

Lazard served as financial advisor and Proskauer Rose LLP as legal counsel to the special committee of MFIC.

Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor and Dechert LLP as legal counsel to the special committees of the CEFs.

Simpson Thacher & Bartlett LLP served as legal counsel to MFIC, AFT and AIF with respect to the Mergers.

Conference Call and Webcast

MFIC will host a conference call on Wednesday, November 8, 2023, at 8:30 a.m. Eastern Time to discuss the Transactions as well as results for the quarter ended September 30, 2023. All interested parties are welcome to participate in the conference call by dialing (800) 274-8461 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9848. Participants should reference either MidCap Financial Investment Corporation Earnings or Conference ID: MFIC1108 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through November 29, 2023, by dialing (888) 566-0184; international callers should dial (402) 351-0788.    A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). For tax purposes, MFIC has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). MFIC is externally managed by Apollo Investment Management, L.P. (“MFIC Adviser”), an affiliate of Apollo and its consolidated subsidiaries, a high-growth global alternative asset manager. MFIC’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. MFIC primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which MFIC generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, MFIC may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com.

About Apollo Senior Floating Rate Fund Inc.

Apollo Senior Floating Rate Fund Inc. (NYSE: AFT) is registered under the 1940 Act as a diversified closed-end management investment company. AFT’s investment objective is to seek current income and preservation of capital by investing primarily in senior, secured loans made to companies whose debt is rated below investment grade and investments with similar economic characteristics. Senior loans typically hold a first lien priority and pay floating rates of interest, generally quoted as a spread over a reference floating rate benchmark. Under normal market conditions, AFT invests at least 80% of its managed assets (which includes leverage) in floating rate senior loans and investments with similar economic characteristics. Apollo Credit Management, LLC, an affiliate of Apollo, serves as AFT’s investment adviser. For tax purposes, AFT has elected to be treated as a RIC under the Code. For more information, please visit www.apollofunds.com/apollo-senior-floating-rate-fund.

About Apollo Tactical Income Fund Inc.

Apollo Tactical Income Fund Inc. (NYSE: AIF) is registered under the 1940 Act as a diversified closed-end management investment company. AIF’s primary investment objective is to seek current income with a secondary objective of preservation of capital by investing in a portfolio of senior loans, corporate bonds and other credit instruments of varying maturities. AIF seeks to generate current income and preservation of capital primarily by allocating assets among different types of credit instruments based on absolute and relative value considerations. Under normal market conditions, AIF invests at least 80% of its managed assets (which includes leverage) in credit instruments and investments with similar economic characteristics. Apollo Credit Management, LLC, an affiliate of Apollo, serves as AIF’s investment adviser. For tax purposes, AFT has elected to be treated as a RIC under the Code. For more information, please visit www.apollofunds.com/apollo-tactical-income-fund.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of MFIC, AIF, and AFT, and distribution projections; business prospects of MFIC, AIF, and AFT, and the prospects of their portfolio companies, if applicable; and the impact of the investments that MFIC, AIF, and AFT expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability of the parties to consummate one or both of the Mergers contemplated by the Agreement and Plan of Merger among MFIC, AIF and certain other parties thereto and the Agreement and Plan of Merger among MFIC, AFT and certain other parties thereto on the expected timeline, or at all; (ii) the expected synergies and savings associated with the Mergers; (iii) the ability to realize the anticipated benefits of the Mergers, including the expected elimination of certain expenses and costs due to the Mergers; (iv) the percentage of the stockholders of MFIC, AIF, and AFT voting in favor of the applicable Proposals (as defined below); (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the combined company’s plans, expectations, objectives and intentions, as a result of the Mergers; (ix) any potential termination of one or both merger agreements; (x) the future operating results and net investment income projections of MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company; (xi) the ability of MFIC Adviser to implement MFIC Adviser’s future plans with respect to the combined company; (xii) the ability of MFIC Adviser and its affiliates to attract and retain highly talented professionals; (xiii) the business prospects of MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company and the prospects of their portfolio companies; (xiv) the impact of the investments that MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company expect to make; (xv) the ability of the portfolio companies of MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company to achieve their objectives; (xvi) the expected financings and investments and additional leverage that MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company may seek to incur in the future; (xvii) the adequacy of the cash resources and working capital of MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company; (xviii) the timing of cash flows, if any, from the operations of the portfolio companies of MFIC, AIF, AFT or, following the closing of one or both of the Mergers, the combined company; (xix) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); and (xx) the risk that stockholder litigation in connection with one or both of the Mergers may result in significant costs of defense and liability. MFIC, AIF, and AFT have based the forward-looking statements included in this press release on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although MFIC, AIF, and AFT undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that MFIC, AIF, and/or AFT in the future may file with the Securities and Exchange Commission (“SEC”), including the Joint Proxy Statement and the Registration Statement (in each case, as defined below), annual reports on Form 10-K, annual reports on Form N-CSR, quarterly reports on Form 10-Q, semi-annual reports on Form N-CSRS and current reports on Form 8-K.

No Offer or Solicitation

This press release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in MFIC, AIF, AFT or in any fund or other investment vehicle managed by Apollo or any of its affiliates.

Additional Information and Where to Find It

This press release relates to the proposed Mergers and certain related matters (the “Proposals”). In connection with the Proposals, MFIC, AIF, and AFT will file with the SEC and mail to their respective stockholders a joint proxy statement on Schedule 14A (the “Joint Proxy Statement”), and MFIC will file with the SEC a registration statement that includes the Joint Proxy Statement and a prospectus of MFIC (the “Registration Statement”). The Joint Proxy Statement and the Registration Statement will each contain important information about MFIC, AIF, AFT and the Proposals. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF MFIC, AIF, AND AFT ARE URGED TO READ THE JOINT PROXY STATEMENT AND REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MFIC, AIF, AND AFT AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov or, for documents filed by MFIC, from MFIC’s website at https:// www.midcapfinancialic.com, and, for documents filed by AIF, from AIF’s website at https://www.apollofunds.com/apollo-tactical-income-fund, and, for documents filed by AFT, from AFT’s website at https://www.apollofunds.com/apollo-senior-floating-rate-fund.

Participants in the Solicitation

MFIC, its directors, certain of its executive officers and certain employees and officers of MFIC Adviser and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information about the directors and executive officers of MFIC is set forth in its proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2023. AIF, AFT, their directors, certain of their executive officers and certain employees and officers of Apollo Credit Management, LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information about the directors and executive officers of AFT and AIF is set forth in the proxy statement for their 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2023. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the MFIC, AIF, and AFT stockholders in connection with the Proposals is contained in the Joint Proxy Statement. These documents may be obtained free of charge from the sources indicated above.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation, Apollo Senior Floating Rate Fund Inc., and

Apollo Tactical Income Fund Inc.

(212) 822-0625

ebesen@apollo.com

[i]

Based on net assets as of September 30, 2023 for MFIC, AFT, and AIF. Includes the impact of the special cash dividend of $0.20 per share from the combined company, payable after the closings to each MFIC share, including existing MFIC shares and the newly issued MFIC shares. Based on MFIC’s net leverage ratio of 1.40x. The net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

ii

MFIC is a closed-end diversified management investment company that has elected to be treated as a BDC under the Investment Company Act of 1940, as amended (the “1940 Act”). AFT and AIF are diversified, closed-end management investment companies registered under the 1940 Act.

iii

MidCap Financial refers to MidCap FinCo Designated Activity Company, a designated activity company limited by shares incorporated under the laws of Ireland, and its subsidiaries, including MidCap Financial Services, LLC. MidCap Financial is managed by Apollo Capital Management, L.P., a subsidiary of Apollo Global Management, Inc., pursuant to an investment management agreement between Apollo Capital Management, L.P. and MidCap FinCo Designated Activity Company. MidCap Financial is not an investment adviser, subadviser or fiduciary to MFIC or to MFIC’s Investment Adviser. MidCap Financial is not obligated to take into account MFIC’s interests (or those of other potential participants in assets sourced) when sourcing loans across its platform.

iv

The NAVs used in determining the exchange ratios will include any distributions declared prior to the closing of the applicable Merger and will be determined within 48 hours prior to the closing of the applicable Merger.

[v]

Based on illustrative exchange ratios using NAV per share as of September 30, 2023 for MFIC, AFT, and AIF. As of September 30, 2023, MFIC’s, AFT’s and AIF’s NAV’s per share were $15.28, $15.05, and $14.63, respectively. Changes in the NAV’s per share of MFIC, AFT, and AIF before the consummation of either or both of the Mergers may impact the exchange ratios and the relative ownership percentages.

vi

The specific tax characteristics of the $0.25 per share special cash payment have not yet been determined. Apollo and its affiliates make no assurances regarding the tax treatment to stockholders of the receipt of this cash payment.

vii

The specific tax characteristics of the $0.20 per share special cash dividend have not yet been determined and will be reported to stockholders on Form 1099 after the end of the calendar year in which it is paid. Apollo and its affiliates make no assurances regarding the tax treatment to stockholders of the receipt of this special dividend.

viii

MFIC is subject to a 150% minimum asset coverage requirement pursuant to Section 61(a)(2) of the 1940 Act, as amended by The Small Business Credit Availability Act. AFT and AIF are both subject to a 300% minimum asset coverage requirement on debt pursuant to Section 18 of the 1940 Act.

ix	There can be no assurance with respect to future dividends. All future distributions before the Mergers are subject to the approval of the respective Boards of Directors.